Exhibit 10.3

NINTH AMENDMENT TO CREDIT AGREEMENT

NINTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 3, 2018, in respect of the ABL Credit Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Tesla, Inc. (the “Company”, and together with each Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Tesla Motors Netherlands B.V. (“Tesla B.V.”, and together with each Wholly-Owned Dutch Subsidiary of Tesla B.V. that becomes a Dutch Borrower pursuant to the terms of the Credit Agreement, collectively, the “Dutch Borrowers”; and the Dutch Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and as Collateral Agent, and the other agents party thereto.

RECITALS:

WHEREAS, the Company has requested an amendment to the Credit Agreement;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Supermajority Lenders and each Credit Party thereto; and

WHEREAS, the parties now wish to amend the Credit Agreement in certain respects.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1.Defined Terms.  Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2.Amendments to Credit Agreement.

(a)Amendment to Section 1.01 of the Credit Agreement.  The following defined terms shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Appraised Fair Market Value” shall mean, at any time, with respect to any Eligible Real Property, the fair market value of such Real Property, as determined pursuant to the most recent Real Property Appraisal of such Eligible Real Property.

“Eligible Real Property” shall mean the Fremont Real Property; provided such Real Property meets each of the following criteria:

(a)such Real Property is acceptable in the reasonable discretion of the Administrative Agent for inclusion in the U.S. Borrowing Base (and the Administrative Agent acknowledges that the Fremont Real Property is acceptable);

(b)such Real Property is wholly owned in fee simple by a U.S. Borrower free and clear of all Liens and rights of any other Person, except the First Priority Lien in favor of the Collateral Agent, on behalf of the Secured Creditors, the junior Permitted Liens under Section 10.01(s) and First Priority Priming Liens (subject to Reserves established by the Administrative Agent in accordance with the provisions of this Agreement and in respect of such Permitted Liens);

(c) such Real Property is covered by all insurance required by Section 9.03 hereof; and

(d)the Administrative Agent has received the following (collectively, the “Eligible Real Property Deliverables”):

(i)a Mortgage encumbering such Real Property creating a First Priority Lien in favor of the Collateral Agent, for the benefit of the Secured Creditors, duly executed and acknowledged by each Credit Party that is the owner or holder of any interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to create a Lien under applicable Requirements of Law, and such financing statements and any other instruments necessary to grant a mortgage Lien under the laws of any applicable jurisdiction, all of which shall be in form and substance reasonably satisfactory to Collateral Agent;

(ii) a lender’s policy of title insurance (or marked up unconditional title insurance commitment having the effect of a policy of title insurance) issued by a nationally recognized and financially stable title insurance company reasonably acceptable to the Administrative Agent (the “Title Company”) insuring the Lien of such Mortgage as a valid First Priority Lien on the Mortgaged Property and fixtures described therein in an amount not less than the Appraised Fair Market Value of such Mortgaged Property and fixtures, which policy (or such marked up unconditional title insurance commitment) shall (x) to the extent necessary or commercially reasonable, include such co-insurance or reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent, (y) have been supplemented by such endorsements as shall be reasonably requested by the Collateral Agent (including, to the extent available in the local jurisdiction on commercially reasonable to terms and applicable to such Eligible Real Property, endorsements on matters relating to usury, first loss, revolving credit, zoning, contiguity, future advance, doing business, public road access (direct or indirect), same-as-survey, policy authentication, variable rate, environmental lien, subdivision, policy aggregation, mortgage recording tax, street address, separate tax lot, and so-called comprehensive coverage over covenants and restrictions), and (z) contain no exceptions to title other than Permitted Liens and Permitted Encumbrances (a “Title Policy”);

(iii) a survey of the applicable Mortgaged Property for which all necessary fees (where applicable) have been paid (a) prepared by a licensed, insured and qualified surveyor reasonably acceptable to the Collateral Agent, (b) dated or re-certificated not earlier than 60 days prior to the date of such delivery or such other date as may be reasonably satisfactory to the Collateral Agent in its reasonable discretion, (c) for Mortgaged Property situated in the United States, certified to the Administrative Agent, the Collateral Agent the Company, the applicable Credit Party (if any), and the Title Company issuing the Title Policy for such Mortgaged Property, which certification shall be the standard certification required by the Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys, and may include additional parties reasonably acceptable to the Collateral Agent, (d) complying with current “Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys,” jointly established and adopted by American Land Title Association, and the National Society of Professional Surveyors (except for such deviations as are acceptable to the Collateral Agent), and (e) depicting and describing all buildings and other improvements, any offsite improvements owned or utilized by the Company or applicable Credit Party which are material to use or operation of any facilities located on the Mortgaged Property, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to the Mortgaged Property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent (a “Real Property Survey”);

(iv)  an appraisal report in respect of such Real Property performed by a licensed, insured and qualified third-party real property appraiser certified to, and in form, scope and substance reasonably satisfactory to, the Administrative Agent and in compliance with FIRREA (a “Real Property Appraisal”);

(v)  (a) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination for the Mortgaged Property; and (b) in the event any such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area, (x) a notice about special flood hazard area status and flood disaster assistance, duly executed by the applicable U.S. Borrower, (y) evidence of flood insurance with a financially sound and reputable insurer, naming the Administrative Agent, as mortgagee, in an amount and with terms required by the Flood Insurance Laws and otherwise in form and substance reasonably satisfactory to the Administrative Agent, and (z) evidence of the payment of premiums in respect thereof in form and substance reasonably satisfactory to the Administrative Agent;

(vi) an environmental assessment report and any other required information regarding environmental matters in respect of such Mortgaged Property and such report and information shall be prepared by an environmental consultant acceptable to the Administrative Agent and shall be satisfactory in form, scope and substance to the Administrative Agent in its reasonable discretion;

(vii)  if reasonably requested by the Administrative Agent, a seismic report in respect of such Mortgaged Property performed by a licensed, insured and qualified third-party consultant in form, scope and substance reasonably satisfactory to the Administrative Agent;

(viii)customary favorable written opinions, addressed to the Collateral Agent and the Secured Creditors, of local counsel to the Credit Parties in each jurisdiction (i) where a Mortgaged Property is located and (ii) where the applicable Credit Party granting the Mortgage on said Mortgaged Property is organized, regarding the due authorization, execution, delivery, perfection and enforceability of each such Mortgage, the corporate formation, existence and good standing of the applicable Credit Party under the laws of its jurisdiction of formation, and such other matters as may be reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent; and

(ix) such other documents as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.

The Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Real Property from time to time in its Permitted Discretion; provided that with respect to facts or events known to the Administrative Agent prior to the Ninth Amendment Effective Date, the Administrative Agent may impose new Reserves only to reflect a change in circumstances, events, conditions, contingencies or risks in respect of such facts or events.  The criteria for Eligible Real Property may only be revised or any new criteria for Eligible Real Property may only be established by the Administrative Agent in its Permitted Discretion based on either (i) an event, condition or other circumstance arising after the Ninth Amendment Effective Date, or (ii) an event, condition or other circumstance existing on the Ninth Amendment Effective Date to the extent the Administrative Agent has no notice thereof from a Borrower prior to the date hereof, in either cause under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Fair Market Value of the Real Property as determined by the Administrative Agent in its Permitted Discretion.

“Eligible Real Property Deliverables” shall have the meaning provided in the definition of “Eligible Real Property”.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any of its Subsidiaries directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“FIRREA” shall mean the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.

“Flood Insurance Laws” shall mean, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Fremont Real Property” shall mean the real property owned by the Company located at 45500 Fremont Boulevard, Fremont, California, and any other Real Property ancillary or related to the foregoing and owned by the Company or any Credit Party in Fremont, California.

“Ninth Amendment Effective Date” shall mean May 3, 2018.

“Perfected Belgian Liens” shall mean, with respect to any Inventory, that such Inventory is subject to a First Priority perfected Lien under Belgian law.

“Real Property Appraisal” shall have the meaning provided in the definition of “Eligible Real Property”.

“Real Property Survey” shall have the meaning provided in the definition of “Eligible Real Property”.

“Title Company” shall have the meaning provided in the definition of “Eligible Real Property”.

“Title Policy” shall have the meaning provided in the definition of “Eligible Real Property”.

(b)Amendment to the definition of Acceptable Appraisal.  The definition of “Acceptable Appraisal” in Section 1.01 of the Credit Agreement shall be amended by (i) deleting the word “ and” immediately prior to clause (b) thereof and replacing it with a “,” and (ii) inserting the text “and (c) in respect of Real Property, a Real Property Appraisal” immediately prior to the “.” at the end thereof.

(c)Amendment to the definition of Eligible In-Transit Inventory.  The definition of “Eligible In-Transit Inventory” in Section 1.01 of the Credit Agreement shall be amended by deleting the text “ or from the United States to the Netherlands” in clause (c) thereof and replacing it with the text “, in Belgium or from the United States to the Netherlands or Belgium; provided that any Inventory in Belgium or in-transit to Belgium shall only be Eligible Inventory if such Inventory is subject to a Perfected Belgian Lien”.

(d)Amendment to the definition of Eligible Inventory.  Clause (p) of the definition of “Eligible Inventory” in Section 1.01 of the Credit Agreement shall be amended by (i) deleting the text “or the Netherlands” therein and replacing it with the text “, the Netherlands or Belgium” and (ii) inserting the text “or Belgium” immediately after the text “to the Netherlands” in the proviso thereof.

(e)Amendment to the definition of First Priority.  The definition of “First Priority” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“First Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than (i) in respect of any Collateral (other than cash or Cash Equivalents), any Permitted Liens (excluding Permitted Liens under Section 10.01(s)) applicable to such Collateral arising by operation of law and which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 10.01) have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document, (ii) any Lien on property that would otherwise constitute Eligible Inventory but is subject to a lease that grants to the landlord thereunder a first priority perfected security interest in such property, (iii) in respect of any Eligible Machinery and

Equipment, Liens permitted by (x) Section 10.01(b)(i) so long as any such Lien does not secure amounts overdue by more than 30 days and (y) Section 10.01(b)(ii) so long as adequate reserves in respect of GAAP have been reserved in respect thereof and (iv) in respect of any Eligible Real Property, Liens permitted by Sections 10.01(a), (b)(i), (b)(ii) (so long as adequate reserves in respect of GAAP have been reserved in respect thereof), (e), (h) and (k) (such Liens described in clauses (i), (ii), and (iii) and (iv) above, “First Priority Priming Liens”).

(f)Amendment to the definition of Governmental Authority.  The definition of “Governmental Authority” in Section 1.01 of the Credit Agreement shall be amended by adding the text “Belgium,” immediately following the text “the Netherlands,”.

(g)Amendment to the definition of Mortgage.  The definition of “Mortgage” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Mortgage” shall mean any deed of trust, mortgage, deed to secure debt, or other document entered into by the owner of a Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Creditors creating a Lien on such Mortgaged Property in such form as reasonably agreed between the Borrower and the Collateral Agent.

(h)Amendment to the definition of Mortgage Policy. The definition of “Mortgage Policy” shall be deleted in its entirety.

(i)Amendment to the definition of Mortgaged Property. The definition of “Mortgaged Property” shall by amended by deleting the words “by a Mortgage”.

(j)Amendment to the definition of Permitted Discretion.  The definition of “Permitted Discretion” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Permitted Discretion” shall mean the commercially reasonable judgment of the Administrative Agent exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor which the Administrative Agent reasonably determines:  (a) will or reasonably could be expected to adversely affect in any material respect the value of any Eligible Accounts, Eligible Cash and Cash Equivalents, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property, the enforceability or priority of the Collateral Agent’s Liens thereon or the amount which any Agent, the Lenders or any Issuing Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Eligible Accounts, Eligible Cash and Cash Equivalents, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property or (b) will or reasonably could be expected to result in any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of any Borrower being incomplete, inaccurate or misleading in any material respect.  In exercising such judgment, the Administrative Agent may consider, without duplication, such factors already included in or tested by the definitions of Eligible Accounts, Eligible Cash and Cash Equivalents, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property, as well as any of the following:  (i) changes after the Effective Date in any material respect in demand for, pricing of, or product mix of Inventory; (ii) changes after the Effective Date in any material respect in any concentration of risk with respect to

Accounts; (iii) any other factors arising after the Effective Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Eligible Accounts, Eligible Cash and Cash Equivalents, Eligible Inventory, Eligible Machinery and Equipment; and (iv) any other factors arising after the Ninth Amendment Effective Date that change in any material respect the credit risk of lending to the Borrowers on the security of the Eligible Real Property.

(k)Amendment to the definition of Permitted Encumbrance.  The definition of “Permitted Encumbrance” in Section 1.01 of the Credit Agreement shall be amended by (i) inserting the word “minor” immediately prior to the word “exceptions” therein and (ii) deleting the words “the Mortgage” and replacing them with the words “a final issued and accepted Title”.

(l)Amendment to the definition of Reserves.  The definition of “Reserves” in Section 1.01 of the Credit Agreement shall be amended by deleting the text “and (xii)” and replacing it with the text “, (xii) reserves relating to Environmental Liabilities in respect of Eligible Real Property included in the U.S. Borrowing Base and (xiii)”.

(m)Amendment to the definition of Security Documents.  The definition of “Security Documents” in Section 1.01 of the Credit Agreement shall be amended by adding the text “any Belgian law register pledge agreement in relation to a Perfected Belgian Lien, ” immediately following the text “Secured Creditors (including ”.

(n)Amendment to the definition of U.S. Borrowing Base.  The definition of “U.S. Borrowing Base” in Section 1.01 of the Credit Agreement shall be amended by:

(i) deleting the word “and” at the end of clause (a)(viii) thereof and replacing it with a “,”,

(ii) deleting the word “minus” at the end of clause (a)(ix) thereof and replacing it with the word “and”,

(iii) inserting immediately after clause (ix) the following new clause (x): “(x) 75% of the Appraised Fair Market Value of Eligible Real Property, minus”, and

(iv) deleting the text “clause (a)(ix) above shall not exceed 25%” in clause (iv) of the proviso at the end of such definition and replacing it with the text “clauses (a)(ix) and (a)(x) above shall not exceed 30%”.

(o)Amendment to Section 2.01(d) of the Credit Agreement. Section 2.01(d) of the Credit Agreement shall be amended by deleting the text “and “Eligible Machinery and Equipment”” and replacing it with the text “, “Eligible Machinery and Equipment” and “Eligible Real Property””.

(p)Amendment to Section 2.13 of the Credit Agreement. Section 2.13 of the Credit Agreement shall be amended by inserting the following new clause (c) at the end thereof:

“(c)The benefit of the Collateral and of the Security Documents shall automatically transfer to any assignee or transferee (by way of novation or otherwise) of part or all of the obligations expressed to be secured by the Collateral. For the purpose of Article 1278 and Article 1281 of the Belgian Civil Code (and, to the extent applicable, any similar provisions of foreign law), the Administrative Agent, the Collateral Agent and the other Secured Creditors and each of the Credit Parties hereby expressly reserve the preservation of the Collateral and of the Security Documents in case of assignment, novation, amendment or any other transfer or change of the obligations expressed to be secured by the Collateral (including, without limitation, an extension of the term or an increase of the amount of such obligations or the granting of additional credit) or of any change of any of the parties to this Agreement or any other Credit Document.”

(q)Amendment to Section 2.14(a) of the Credit Agreement. Section 2.14(a) of the Credit Agreement shall be amended by inserting the following new sentence at the end thereof: “The effectiveness of any Incremental Commitments shall be subject to the provisions of Section 13.23.”

(r)Amendment to Section 8.01 of the Credit Agreement. Section 8.01 of the Credit Agreement shall be amended by replacing the phrase “Council Regulation (EC) No 1346/2000 on insolvency proceedings of 29 May 2000” with the phrase “European Parliament and Council Regulation (EU) No. 2015/848 on insolvency proceedings of 20 May 2015”.

(s)Amendment to Section 8.12 of the Credit Agreement. Section 8.12 of the Credit Agreement shall be amended by deleting the first sentence thereof and replacing it with the following sentence:

“Each of the Company and each of its Subsidiaries has good title to all material properties (and to all land, buildings, fixtures and improvements located thereon) owned by it, including valid and marketable fee simple title to any Eligible Real Property (except as sold or otherwise disposed of in the ordinary course of business as permitted by the terms of this Agreement or such defects in title as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the conduct of the business of the Company and its Subsidiaries (taken as a whole)), free and clear of all Liens, other than Permitted Liens.”

(t)Amendment to Section 9.01(h) of the Credit Agreement. Section 9.01(h) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(h)Borrowing Base Certificate.  (i) On the Effective Date, (ii) unless clause (iii) below applies, not later than 5:00 P.M. (New York City time) on or before the 20th day (or, solely with respect to the first three fiscal months of the Company after the Effective Date, the 25th day) of each fiscal month thereafter, (iii) during any period in which a Weekly Borrowing Base Period is in effect, not later than 5:00 P.M. (New York City time) on or before the third Business Day of each week, (iv) at the time of the consummation of any Asset Sale (other than a sale of Inventory in the ordinary course of business) involving Eligible Accounts, Eligible Inventory, and/or Eligible Machinery and Equipment and/or Eligible Real Property with an aggregate value in excess of $25,000,000 and (v) within five Business Days after any Recovery Event involving Eligible Inventory, Eligible Machinery and Equipment and/or Eligible Real Property with an aggregate value of $25,000,000 or more, a borrowing base certificate setting forth each Borrowing Base (in each case with supporting calculations in reasonable detail) substantially in the form of Exhibit O (each, a “Borrowing Base Certificate”), which shall be prepared (A) as of April 30, 2015 in the case of the initial Borrowing Base Certificate and (B) as of the last Business Day of the preceding fiscal month of the Company in the case of each subsequent Borrowing Base Certificate (or, if any such Borrowing Base Certificate is delivered more frequently than monthly, as of the last Business Day of the week preceding such delivery); provided that any Borrowing Base Certificate delivered pursuant to preceding clauses (iv) and (v) shall be prepared on a pro forma basis to include or exclude, as applicable, any Eligible Accounts, Eligible Inventory, Eligible Machinery and Equipment or Eligible Real Property the subject of any such event. Notwithstanding the foregoing, (x) the Company may, at any time, provide (or shall, at the request of the Administrative Agent, provide on the date of such request) a Borrowing Base Certificate updating the Borrowing Base with respect to Eligible Cash and Cash Equivalents as of the date of delivery of such Borrowing Base Certificate, (y) the Company may, within 10 Business Days of any Real Property becoming Eligible Real Property, update the Borrowing Base with respect to such Eligible Real Property and (z) the Company may, within 10 Business Days of the execution of any Belgian law register pledge agreement and perfection of the Liens granted thereunder under Belgian law, update the Borrowing Base with respect to Eligible In-Transit Inventory in-transit to Belgium and Eligible Inventory within Belgium. Each Borrowing Base Certificate delivered pursuant to this Agreement shall include such supporting information as may be reasonably requested from time to time by the Administrative Agent.”

(u)Amendment to Section 9.01(j) of the Credit Agreement. Section 9.01(j) of the Credit Agreement shall be amended by inserting the following new sentence immediately prior to the last sentence thereof:

“At the request of the Administrative Agent at any time during an Additional Appraisal/Exam Period (which request shall not be made more than one time during each fiscal year of the Company), the Company shall assist the Administrative Agent in procuring an Acceptable Appraisal in respect of the Eligible Real Property of the U.S. Borrowers; provided that any time that any Event of Default exists, the Company shall assist the Administrative Agent in procuring an Acceptable Appraisal in respect of the Eligible Real Property of the U.S. Borrowers as often as the Administrative Agent may reasonably require.”

(v)Amendment to Section 9.02 of the Credit Agreement. Section 9.02 of the Credit Agreement shall be amended by deleting the text “and/or Eligible Machinery and Equipment” and replacing it with the text “, Eligible Machinery and Equipment and/or Eligible Real Property”.

(w)Amendment to Section 9.03(b)(i) of the Credit Agreement. Section 9.03(b)(i) of the Credit Agreement shall be amended by deleting the text “lender loss payee and/or additional insured” and replacing it with the text “lender loss payee, mortgagee and/or additional insured, as applicable”.

(x)Amendment to Section 9.03(c) of the Credit Agreement. Section 9.03(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“If at any time the improvements on any Mortgaged Property are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or any successor thereto or other applicable agency, the Company will, and will cause the applicable Credit Party to, at all times keep and maintain flood insurance in an amount reasonably satisfactory to the Administrative Agent but in no event less than the amount sufficient to comply with the Flood Insurance Laws.”

(y)Amendment to Section 9.12(a) of the Credit Agreement. Section 9.12(a) of the Credit Agreement shall be amended by (i) deleting the text “real property surveys (in the case of Mortgaged Properties)” and replacing it with the text “Real Property Surveys”, (ii) deleting the text “title insurance (in the case of Mortgaged Properties)” and replacing it with the text “Title Policies”, (iii) deleting the text “the States of the United States” and replacing it with the text” the States and territories of the United States” and (iv) inserting the text “Belgium,” immediately following the text “the Netherlands,”.

(z)Amendment to Section 9.12(b) of the Credit Agreement. Section 9.12(b) of the Credit Agreement shall be amended by (i) replacing each use of the word “appraisals” therein with the words “Real Property Appraisals” and (ii) deleting the text “Credit Parties will, at their own expense, provide to the Administrative Agent” and replacing it with the text “Credit Parties will assist the Administrative Agent in procuring and be financially responsible for the procurement of”.

(aa)Amendment to Section 12.01(a) of the Credit Agreement. Section 12.01(a) of the Credit Agreement shall be amended by inserting the following new sentence at the end thereof:

“For the purposes of the Belgian law Security Documents, the Lenders and the Secured Creditors (i) appoint the Administrative Agent as their representative in accordance with Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments and Article 3 of Title XVII of Book III of the Belgian Civil Code and (ii) agree that the Administrative Agent shall not be severally and jointly liable with the Lenders and the Secured Creditors.”

(bb)Amendment to Section 12.10 of the Credit Agreement.  Section 12.10 of the Credit Agreement shall be amended by adding the following new clause (e) at the end thereof:

“(e)The Lenders authorize the Administrative Agent to promptly upon the request of the Company, and the Administrative Agent and the Lenders hereby agree with the Company to promptly, release the Mortgage and Lien on any Eligible Real Property so long as (i) no Event of Default has occurred and is continuing, (ii) after giving effect to such release Excess Availability is not less than 20% of Availability then in effect and (iii) the Credit Parties are not required to provide a Lien on such Eligible Real Property pursuant to Section 9.12.  Upon such release, such Real Property shall no longer constitute Eligible Real Property, and shall not be included in the U.S. Borrowing Base until such time, if any, that the requirements set forth in the definition of Eligible Real Property have been satisfied with respect thereto.”

(cc)Amendment to Section 12 of the Credit Agreement.  Section 12 of the Credit Agreement shall be amended by adding the following new Section 12.13 at the end thereof:

“12.13  Real Property Appraisal.  At the request of the Company, the Administrative Agent shall obtain, at the sole cost and expense of the Company, promptly upon request, a Real Property Appraisal.”

(dd)Amendment to Section 13 of the Credit Agreement. Section 13 of the Credit Agreement shall be amended by adding the following new Section 13.23 at the end thereof:

“13.23MIRE Events. Each of the parties hereto acknowledges and agrees that, solely in the event that there are any Mortgaged Properties at the time of any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Commitments or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal, extension, amendment or modification of Letters of Credit) shall be subject to (and conditioned upon) delivery of all flood hazard determination certifications and, if otherwise required by this Credit Agreement, evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Insurance Laws and as otherwise reasonably requested by the Administrative Agent or the Lenders (through the Administrative Agent). The Administrative Agent shall provide notice to the Lenders of any such delivery prior to the consummation of such event.”

(ee)	Amendment to Exhibit O of the Credit Agreement. Exhibit O of the Credit Agreement shall be amended by replacing such Exhibit with the form Exhibit attached hereto as Annex I.

Section 3.Conditions. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a)The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by the Credit Parties, the Administrative Agent and the Supermajority Lenders.

(b) Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Agreement or in or pursuant to the other Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)No Default or Event of Default shall exist on the Amendment Effective Date.

(d)The Administrative Agent shall have received an officer’s certificate from an Authorized Officer of the Company and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(b) and (c) hereof have been satisfied on and as of the Amendment Effective Date.

Section 4.Representations and Warranties, etc.  The Borrowers hereby confirm, reaffirm and restate that each of the representations and warranties made by any Credit Party in the Credit Documents is true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).  The Borrowers represent and warrant that, immediately after giving effect to the occurrence of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.  The Borrowers represent and warrant that each Credit Party (i) has the Business power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by such Credit Party thereof and (ii) has duly executed and delivered this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.Reaffirmation. Each Guarantor and each Credit Party hereby agrees that (i) all of its Obligations under the Credit Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (ii) each Credit Document is ratified and affirmed in all respects.

Section 6.Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York).

Section 7.Effect of This Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 8.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 9.Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TESLA, INC.
By:	/s/ Deepak Ahuja
Name: Deepak Ahuja Title: Chief Financial Officer

TESLA MOTORS NETHERLANDS B.V.
By:	/s/ Marc Cerda
Name: Marc Cerda Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Swingline Lender and a Lender
By:	/s/ Marguerite Sutton
Name: Marguerite Sutton Title: Vice President
By:	/s/ Alicia Schug
Name: Alicia Schug Title: Vice President

[Ninth Amendment – Signature Page]

GOLDMAN SACHS BANK USA as a Lender
By:	/s/ Chris Lam
Name: Chris Lam Title: Authorized Signature

[Ninth Amendment – Signature Page]

BARCLAYS BANK PLC, as a Lender
By:	/s/ Jake Lam
Name: Jake Lam Title: Assistant Vice President

[Ninth Amendment – Signature Page]

CITIBANK, N.A., as a Lender
By:	/s/ David G. Foster
Name: David G. Foster Title: Attorney In Fact

[Ninth Amendment – Signature Page]

Morgan Stanley Bank NA, as a Lender
By:	/s/ Emanuel Ma
Name: Emanuel Ma Title: Authorized Signatory

[Ninth Amendment – Signature Page]

Morgan Stanley Senior Funding Inc, as a Lender
By:	/s/ Emanuel Ma
Name: Emanuel Ma Title: Vice President

[Ninth Amendment – Signature Page]

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Edward D. Herko
Name: Edward D. Herko Title: Authorized Signatory

[Ninth Amendment – Signature Page]

Bank of America, N.A., as an Issuing Lender and a Lender
By:	/s/ Robert M. Dalton
Name: Robert M. Dalton Title: Senior Vice President

[Ninth Amendment – Signature Page]

SOCIETE GENERALE, as a Lender
By:	/s/ John Hogan
Name: John Hogan Title: Director

[Ninth Amendment – Signature Page]

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Krista Mize
Name: Krista Mize Title: Authorized Signatory

[Ninth Amendment – Signature Page]

ANNEX I

EXHIBIT O

Form of Borrowing Base Certificate

[See attached]

Borrowing base calculations for Tesla, Inc., Tesla Motors Netherlands B.V.

Date of submission:
For the period ended:	[ ]

USD 000s			USD 000s	Automotive		Energy Storage
	Tesla U.S.	Tesla B.V.		Tesla U.S.	Tesla B.V.	Tesla U.S.	Tesla B.V.
Accounts receivable			Inventory - raw material
Gross	$-	$-	Gross adjusted inventory	$-	$-	$-	$-
Ineligible	-	-	Ineligible	-	-	-	-
Eligible receivables	$-	$-	Eligible	$-	$-	$-	$-
Dilution reserve	-	-	Advance rate (85% NOLV)
Other reserves	-	-	Raw material availability	$-	$-	$-	$-
Net eligible receivables	$-	$-
Advance rate (interim until FE complete)			Inventory - WIP
Receivable availability	$-	$-	Gross adjusted inventory	$-	$-	$-	$-
			Ineligible	-	-	-	-
			Eligible	$-	$-	$-	$-
Advance rate (85% NOLV)
			WIP availability	$-	$-	$-	$-

Inventory - Finished Vehicles MS
			Gross adjusted inventory	$-	$-
			Ineligible	-	-
			Eligible	$-	$-
Advance rate (85% NOLV)
			Vehicle availability	$-	$-

Inventory - Finished Vehicles MX
			Gross adjusted inventory	$-	$-
			Ineligible	-	-
			Eligible	$-	$-
Advance rate (85% NOLV)
			Vehicle availability	$-	$-

Inventory - Finished Vehicles M3
			Gross adjusted inventory	$-	$-
			Ineligible	-	-
			Eligible	$-	$-
Advance rate (85% NOLV)
			Vehicle availability	$-	$-

Inventory - SMS
			Gross adjusted inventory	$-	$-
			Ineligible	-	-
			Eligible	$-	$-
Advance rate (85% NOLV)
			Vehicle availability	$-	$-

Inventory - other finished
			Gross adjusted inventory	$-	$-
			Ineligible	-	-
			Eligible	$-	$-
Advance rate (85% NOLV)
			Other finished availability	$-	$-

Inventory - Powerwall
			Gross adjusted inventory			$-	$-
			Ineligible			-	-
			Eligible			$-	$-
Advance rate (85% NOLV)
			Energy availability			$-	$-

Inventory - Powerpack
			Gross adjusted inventory			$-	$-
			Ineligible			-	-
			Eligible			$-	$-
Advance rate (85% NOLV)
			Energy availability			$-	$-

Inventory - parts
			Gross adjusted inventory	$-	$-	$-	$-
			Ineligible	-	-	-	-
			Eligible	$-	$-	$-	$-
Advance rate (85% NOLV)
			Parts availability	$-	$-	$-	$-

Net accounts receivable availability	$-	$-	Total inventory availability	$-	$-	$-	$-

Summary borrowing base ($000s)	Tesla U.S.	Tesla BV	Total

Net accounts receivable availability	$-	$-
Net inventory availability	-	-
Reserves	-	-
Working capital availability	$-	$-	$-

M&E (85% NOLV), net of amortization	-	-	-		Maximum PP&E
Fremont Real Estate (75% of FMV)	-	-	-
Real estate 10.01(b)I reserves greater than 30 DPD	-	-	-
PP&E cap reserve	-	-	-		$-
Net working capital and PP&E availability	$-	$-	$-
0

Qualified cash (excluding Designated Cash)	$-	$-	$-
Eligible Cash and Cash Equivalents	$-	$-	$-
0
Total borrowing base	$-	$-	$-	Balance as of:	[ ]
0
Revolver Cap	$-	$-	$-

Lower of Borrowing Base or Revolver Cap	$-	$-	$-
Funded revolver	-	-	-	Balance as of:	[ ]
Letters of credit	-	-	-	Balance as of:	[ ]
Other	-	-	-
Excess availability	$-	$-	$-

Designated cash	$-			Balance as of:	[ ]

By: ____________________________________

Title: Treasurer